              EXCLUSIVE LICENSE AND BAILMENT AGREEMENT BETWEEN
             --------------------------------------------------

                BRIGHAM YOUNG UNIVERSITY AND BIOPULSE, INC.
               ---------------------------------------------

1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2    BYU Grant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

3    Licensee Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . .5

4    Exclusive Use . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

5    Performance Requirements. . . . . . . . . . . . . . . . . . . . . . .6

6    Antibody and Antigen Production . . . . . . . . . . . . . . . . . . .7

7    License Fees and Royalties. . . . . . . . . . . . . . . . . . . . . .7

8    Reports, Records, Penalties and Interest. . . . . . . . . . . . . . .8

9    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .9

10   Separate Service Agreement. . . . . . . . . . . . . . . . . . . . . 10

11   Export Controls . . . . . . . . . . . . . . . . . . . . . . . . . . 10

12   Patent Marking and Copyright Notice . . . . . . . . . . . . . . . . 11

13   Patent Prosecution and Maintenance  . . . . . . . . . . . . . . . . 11

14   Infringement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

15   Warranty and Limitation of Remedy . . . . . . . . . . . . . . . . . 13

16   Product Liability and General Indemnification . . . . . . . . . . . 14

17   Term and Termination. . . . . . . . . . . . . . . . . . . . . . . . 14

18   Negotiations, Mediation and Arbitration . . . . . . . . . . . . . . 16

19   Licensee Assignment . . . . . . . . . . . . . . . . . . . . . . . . 17

20   Non Use of BYU Name . . . . . . . . . . . . . . . . . . . . . . . . 17

21   Publication . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

22   Payment, Notices and Other Communications . . . . . . . . . . . . . 17

23   Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . 18



                  EXCLUSIVE LICENSE AND BAILMENT AGREEMENT

                          BRIGHAM YOUNG UNIVERSITY


     This Agreement, effective Dec. 1, 2000, is entered into between Brigham Young University, a Utah non-profit corporation and educational institution with its principal campus and place of business located at Provo, Utah
84602 (referred to in this Agreement as "BYU"), and Biopulse, Inc., a Nevada corporation with its principal place of business located at South Jordan, Utah 84095 (referred to in this Agreement as "LICENSEE").


                                  RECITALS
                                 ---------
1. BYU is the sole owner of certain intellectual property rights known as "Thymidine Kinase Isoenzyme Diagnostics" and has the right to grant licenses with respect to these rights, and is the sole owner of certain biological materials known as "Thymidine Kinase Hybridomas" and has the right to grant a bailment for use of these materials.

         A. BYU is an institution of higher education and is not in the business of commercially developing ideas, inventions, biological materials, or other types of intellectual property, but it does desire to have Thymidine Kinase Isoenzyme Diagnostics and Thymidine Kinase
Hybridomas available to the public and is willing to enter into a license and bailment agreement for this purpose.

          B. LICENSEE has represented to BYU that LICENSEE has the technical and commercial ability, and the technical, financial and other resources necessary to develop and sell products or services based upon Thymidine Kinase Isoenzyme Diagnostics and Thymidine Kinase Hybridomas.

          C. LICENSEE desires to obtain a license to Thymidine Kinase Isoenzyme Diagnostics and a bailment for the use of Thymidine Kinase Hybridomas upon the terms and conditions of this Agreement.

     In consideration of the promises and mutual covenants contained in this Agreement the parties agree as follows:


                             TERMS OF AGREEMENT
                            -------------------

1    Definitions

     For the purposes of this Agreement, the following terms, words and phrases shall have the meaning ascribed to them in this Section.


                                     1

     1.1 "ADJUSTED GROSS SALES" shall mean LICENSEE's gross receipts or the fair market monetary equivalent value of consideration received for LICENSED PRODUCTS or PROCESSES, including product or process IMPROVEMENTS, sold, leased, licensed or otherwise transferred by LICENSEE, a SUBLICENSEE or as otherwise authorized by the express written concent of BYU to a third party, less qualifying costs directly attributable to such sale, lease, license or transfer actually allowed and borne by LICENSEE or a SUBLICENSEE. Such qualifying costs shall be limited to the costs of the following:

          A. Trade or quantity discounts actually allowed and taken in such amounts as are customary in the trade;

          B. Sales, import and export duties and/or use and excise taxes directly imposed with reference to particular sales;

          C.   Outbound transportation expenses prepaid or allowed; and

          D. Amounts allowed or credited by reason of timely rejections or returns.

     No deductions shall be made for commissions paid to individuals, whether they be regularly employed by LICENSEE or by independent sales agents, or for the cost of collections. For purposes of calculating "ADJUSTED GROSS SALES" a LICENSED PRODUCT or PROCESS shall be considered sold, leased, licensed or transferred when billed, invoiced, shipped, paid for or transferred, whichever event occurs first.

     1.2 "AFFILIATE" shall mean any person or entity owned or controlled directly or indirectly by LICENSEE or any person or other entity controlled by, controlling, or under common control with LICENSEE. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of a person or entity; whether through ownership, voting securities, beneficial interests; by contract; by agreement; or otherwise.

     1.3 "BIOLOGICAL MATERIAL" shall mean the original cell culture lines referred to in this agreement as "Thymidine Kinase Hybridomas" specifically identified and delimited on Exhibit "A", which is attached to this Agreement and by reference is incorporated and made part of this Agreement, plus the progeny descendant from the original cell culture lines, and any modifications or derivatives created by LICENSEE such as a functional sub-unit or an expression product of the original cell culture lines

     1.4 "END USER" means any person or entity to which LICENSED PRODUCTS or LICENSED PROCESSES are sold or licensed for personal or business use and not for the purpose of licensing or selling to other persons or entities.

     1.5 "IMPROVEMENT(S)" means any invention, idea, trade secret, know-how or derivative work which is directly related to or which includes any portion of or utilizes any portion of the LICENSED TECHNOLOGY, LICENSED PRODUCTS or LICENSED PROCESSES, whether or not patentable, copyrightable, or otherwise protectable as intellectual property which is subsequently acquired or developed by LICENSEE during the term of this Agreement.

                                     2

     1.6 "LICENSED PROCESS(ES)" means and includes any process, procedure, technique, method or service the use or practice of which incorporates or makes use of any part of the LICENSED TECHNOLOGY, BIOLOGICAL MATERIAL or IMPROVEMENTS.

     1.7 "LICENSED PRODUCT(S)" means and includes any product or IMPROVEMENTS which are developed, or enhanced in whole or in part by LICENSEE, the production, manufacture, sale, lease, license, transfer or use of which incorporates or makes use of any part of or is derived from the use of the LICENSED TECHNOLOGY, BIOLOGICAL MATERIAL or IMPROVEMENTS.
In the event such a product forms an integral part or component of a larger product, such larger product shall be considered a "LICENSED PRODUCT," for purposes of this Agreement.

     1.8 "LICENSED TECHNOLOGY" means and includes all of BYU's technology and intellectual property, patented or unpatented, referred to in this Agreement as Thymidine Kinase Isoenzyme Diagnostics and related enhancements generated at BYU as specifically identified and limited on Exhibit "B", which is attached to this Agreement and by reference is incorporated and made part of this Agreement.

     1.9 "LICENSEE" is Biopulse, Inc. and its AFFILIATES, and any other person or entity that becomes a successor in interest to, purchases, merges with, assumes control of, or becomes an assignee of LICENSEE.

     1.10 "SUBLICENSEE" is any person or entity including value added retailers or other individuals or entities, which are licensed pursuant to this Agreement by LICENSEE with rights to the LICENSED TECHNOLOGY to market to END USERS LICENSED PRODUCTS or LICENSED PROCESSES which are developed, enhanced, improved or manufactured by said person or entity.

     1.11 "TERRITORY" is all of the world subject to an existing option agreement between BYU and E. Excel Laboratories, Inc. which covers rights in the countries of Japan, China, Taiwan, Korea, Malaysia, Indonesia, Philippines and Singapore.


2    BYU Grant

     2.1 Subject to the provisions of Section 2.6, BYU hereby grants LICENSEE an exclusive right and license to utilize the LICENSED TECHNOLOGY
(i) to develop LICENSED PRODUCTS, LICENSED PROCESSES, and IMPROVEMENTS,
(ii) to manufacture, sell, lease and otherwise transfer in vitro serum diagnostic LICENSED PRODUCTS and other LICENSED PRODUCTS, LICENSED PROCESSES, and IMPROVEMENTS, and (iii) to practice LICENSED PROCESSES within the TERRITORY as authorized in this Agreement until such time as this Agreement expires or is terminated. This grant will extend to the manufacture, sale, lease, transfer or other disposition of LICENSED PRODUCTS or LICENSED PROCESSES within the TERRITORY through an AFFILIATE or through LICENSEE's use of any retail outlet or distributor and shall authorize any END USERS' use of the LICENSED PRODUCTS and LICENSED PROCESSES sold or transferred by LICENSEE or its AFFILIATES, retail outlets or distributors.

                                     3

     2.2 Subject to the provisions of Section 2.6, BYU hereby grants LICENSEE exclusive bailment rights to utilize BYU's BIOLOGICAL MATERIAL (i) to produce antigens and monoclonal antibodies for use in in vitro diagnostic LICENSED PRODUCTS and LICENSED PROCESSES , (ii) to develop LICENSED PRODUCTS, LICENSED PROCESSES and IMPROVEMENTS, (iii) to manufacture, sell, lease and otherwise transfer LICENSED PRODUCTS and IMPROVEMENTS, and (iv) to practice LICENSED PROCESSES within the TERRITORY as authorized in this Agreement until such time as this Agreement expires or is terminated. This grant will extend to the manufacture, sale, lease, transfer or other disposition of LICENSED PRODUCTS or LICENSED PROCESSES within the TERRITORY through an AFFILIATE or through LICENSEE's use of any retail outlet or distributor and shall authorize any END USERS' use of the LICENSED PRODUCTS and LICENSED PROCESSES sold or transferred by LICENSEE or its AFFILIATES, retail outlets or distributors.

     2.3 The grants provided under this Agreement shall specifically include the right for LICENSEE to grant sublicenses to the LICENSED TECHNOLOGY to SUBLICENSEES. All sublicenses granted by LICENSEE shall be subject to the terms and conditions of this Agreement and the sublicense agreement shall have an express provision to this effect. No sublicense shall relieve LICENSEE of any of its obligations under this Agreement. Sublicenses under this Agreement shall be structured to guarantee the payment of royalties to BYU in an amount at least equal to the amount of royalties which BYU would have received from LICENSEE had LICENSEE made, sold, leased, or otherwise transferred the LICENSED PRODUCTS or LICENSED PROCESS(ES) authorized in the sublicense. LICENSEE agrees to forward to BYU a fully executed copy of each sublicense agreement within thirty (30) days upon written request from BYU, and to act as a fiduciary to protect BYU's interests in the sublicense and to collect and transmit to BYU all royalties due.

     2.4 LICENSEE hereby agrees that the title to the BIOLOGICAL MATERIAL remains with BYU, and LICENSEE agrees, notwithstanding any contrary rights stipulated, implied or inferred from this Agreement, to not transfer BYU's BIOLOGICAL MATERIAL to any third party for any purpose without BYU's express written permission, which permission BYU may withhold at its sole discretion. LICENSEE may, however, with BYU's permission, transfer BYU's BIOLOGICAL MATERIAL to a SUBLICENSEE or to another third party to produce a product (e.g., monoclonal antibodies) for LICENSEE under a contract which preserves all of BYU's rights set forth in this Agreement, including title to the BIOLOGICAL MATERIAL. Furthermore, LICENSEE hereby agrees and will require any SUBLICENSEE or third party which receives BIOLOGICAL MATERIAL as authorized in this section, to label all storage containers containing the BIOLOGICAL MATERIAL as being owned by BYU.


                                     4

     2.5 Nothing in this Agreement shall be considered as granting any rights, express or implied, in BYU's patents, patent applications, inventions, methods, technical, confidential or proprietary information, expertise, know-how, trade secrets or knowledge not specifically licensed in this Agreement, and all rights not expressly granted by this Agreement to LICENSEE are expressly reserved by BYU. The license granted by this Agreement shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any existing, new or derivative technology not specifically licensed by this Agreement. The reservation of rights described in this Section is intended to be broadly construed and not to be limited by the definitions set forth in this Agreement.

     2.6 Notwithstanding the exclusive license granted pursuant to this Agreement, BYU shall have the right to make, have made or use the LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES and IMPROVEMENTS for continuing research and non-commercial academic uses without cost. Moreover, LICENSEE shall provide BYU with a reasonable number of its serum ELISA diagnostic kits and any other related kits free of charge for use in BYU's research program.


3.   Licensee Grant

     LICENSEE hereby grants to BYU all of LICENSEE's right, title and interest to any IMPROVEMENTS to the LICENSED TECHNOLOGY which are incorporated into the LICENSED PRODUCTS or LICENSED PROCESSES of any kind or description created or developed by LICENSEE or its SUBLICENSEES. This grant shall be absolute and irrevocable, shall survive the termination of this Agreement and is intended to entitle BYU to use said IMPROVEMENTS for its academic purposes as more fully described in Section of this Agreement, to entitle BYU to license the LICENSED TECHNOLOGY and IMPROVEMENTS to third parties subsequent to termination of this Agreement and to entitle BYU to collect royalties.


4    Exclusive Use

     4.1 Licensee shall use only the LICENSED TECHNOLOGY and IMPROVEMENTS subject of this License Agreement for the purpose of marketing or commercializing Thymidine Kinase Isoenzyme Diagnostics or related technology and LICENSEE shall be expressly prohibited from using, selling or commercializing any other alternative functionally inferior or equivalent technology which is not subject of this Agreement for such purpose without the express written consent of BYU, which shall not be unreasonably withheld, and being subject to the provisions of Section 4.2 of this Agreement.

     4.2 In the event LICENSEE believes that its use or substitution of any alternative functionally inferior or equivalent technology not subject of this Agreement would be in its best business interests, it may request the written consent of BYU to use such substitute technology provided that the royalty provisions of this Agreement shall extend to LICENSEE'S use of any technology which performs any functions substantially equivalent to the LICENSED TECHNOLOGY and IMPROVEMENTS subject of this License Agreement.


                                     5

     4.3 The restrictions described in this Section 4 "Exclusive Use" shall not apply to LICENSEE'S use of collateral technology or intellectual property which interfaces with or operates in conjunction with or independently from the LICENSED TECHNOLOGY and IMPROVEMENTS but which does not perform a function substantially equivalent to the LICENSED TECHNOLOGY or IMPROVEMENTS.

     4.4 In the event this Agreement is terminated, LICENSEE, and its officers, directors and key technical employees shall not for a period of three (3) years thereafter use, develop, market or commercialize, directly or indirectly, any alternative product which utilizes a functionally equivalent technology to the technology subject of this Agreement.

5    Performance Requirements

     LICENSEE shall during the term of this Agreement complete the performance requirements of Paragraphs 5.1 to 5.3 by the dates specified. LICENSEE shall notify BYU within thirty (30) days of the completion of each requirement.

     5.1 LICENSEE shall develop a serum ELISA diagnostic kit for the detection of Thymidine Kinase-1 isoenzyme by December 31, 2001.

     5.2 LICENSEE shall complete clinical trials to validate the clinical usefulness of the in vitro serum diagnostic ELISA test by June 30, 2002.

     5.3 LICENSEE shall submit applications for United States Food and Drug Administration approval for the in vitro serum diagnostic ELISA test by December 31, 2002, and shall vigorously pursue approval of the application.

     5.4 LICENSEE's failure to perform in accordance with Section 5 of the Agreement to the reasonable satisfaction of BYU may be considered by BYU to be a material breach of this Agreement. (See Section 17 for termination procedure.)

6    LICENSE FEES AND ROYALTIES

     In consideration of the license for the LICENSED TECHNOLOGY and the bailment for the BIOLOGICAL MATERIAL granted under this Agreement, LICENSEE shall pay to BYU, in the manner designated below until the Agreement shall be terminated, as follows:

     6.1 License Fee: A license issue fee in the amount of Eight Hundred Thousand Dollars ($800,000) shall be paid upon the execution of this Agreement. This license issue fee shall be non-refundable and may not be credited toward the payment of any royalties or other consideration required by this Agreement. Notwithstanding the foregoing, if a functional Thymidine Kinase Isoenzyme ELISA diagnostic test cannot, after due dilligence, be developed within the parameters of Paragraph 5.1, LICENSEE may notify BYU of its inability to develop a functional test and terminate the Agreement. Upon receipt of said notice, BYU shall refund to LICENSEE Seven Hundred Thousand Dollars ($700,000) of the license issue fee.


                                     6

     6.2 Earned Royalties: Earned royalties shall be paid quarterly in the amount equal to seven percent (7.0 %) of the ADJUSTED GROSS SALES of the LICENSED PRODUCTS, LICENSED PROCESSES or IMPROVEMENTS subject of this Agreement used, leased, licensed, sold or otherwise transferred to an END USER by or for LICENSEE or its AFFILIATES until the expiration of the last valid claim of any patent included in the Licensed Technology.

     In consideration for the bailment rights for the BIOLOGICAL MATERIAL, after expiration of the last valid claim of any patent included in the Licensed Technology, earned royalties shall be paid quarterly in the amount equal to four percent (4.0 %) of the ADJUSTED GROSS SALES of the LICENSED PRODUCTS, LICENSED PROCESSES or IMPROVEMENTS subject of this Agreement.

     6.3 Minimum Royalties: An annual minimum royalty amount shall be paid for each calendar year as identified on Table 1. In the event that LICENSEE's earned royalty payments to BYU during any particular calendar year shall fall below that sum indicated in Table 1, then LICENSEE shall pay a minimum royalty to BYU with its last report of the year in the amount indicated in Table 1 less any earned royalties paid for the calendar year. Earned royalties for any given calendar year shall only be credited against minimum royalties for that same calendar year.

                                  TABLE 1

          Calendar Year                      Minimum Royalty
          -------------                      ---------------
          2003                               $100,000
          2004                               $200,000
          2005 and each year thereafter      $400,000

     6.4 Pass Through Royalties: A "pass through royalty" will be levied on all license fees, royalties and any and all other consideration of any kind or description received by LICENSEE or any AFFILIATE from any third party which is not an AFFILIATE, distributor, retail outlet or END USER, but which is granted a sublicense, is assigned rights or receives rights from LICENSEE with respect to the LICENSED TECHNOLOGY or BIOLOGICAL MATERIAL to make, use, sell, lease or otherwise transfer LICENSED PRODUCTS or PROCESSES made or developed by the SUBLICENSEE, assignee or transferee and which is not otherwise subject to the earned royalty provisions of this Agreement. The pass through royalty shall be paid on all such license fees, royalties or consideration, which shall specifically include, but not be limited to, license issue fees, royalties, minimum royalties, equity interests or other consideration in excess of earned royalties to which BYU is entitled pursuant to Sections 2.3, 6.2 and 6.3 of this Agreement.


                                     7

          A. The "pass through royalty" shall be fifty percent (50%) of all applicable consideration subject to the pass through royalty.

          B. Pass through royalty payments shall be payable to BYU quarterly in addition to and contemporaneously with earned royalty payments. Such pass through royalty payments shall be based on all consideration paid during the applicable three months. Reporting of such consideration shall be made following the same criteria set forth for earned royalty payments in this Agreement. In no event shall BYU be entitled to receive both an "earned royalty" and a "pass through royalty" on the same transaction.

     6.5 Any royalty amount due to BYU arising out of this Agreement shall accrue at the time of use, sale, lease, license or transfer of the LICENSED
PRODUCT or LICENSED PROCESS and    shall be deemed to be held in trust for
the benefit of BYU until actual payment of such amounts is made pursuant to this Agreement.

7    REPORTS, RECORDS, PENALTIES AND INTEREST

     7.1 LICENSEE shall keep and shall require all SUBLICENSEES, AFFILIATES, and any other party responsible by the terms of this Agreement to make payments to BYU to keep, at their own expense, accurate books of account, using generally accepted accounting principles and practices, detailing all data necessary to calculate and easily audit any payments due to BYU under this Agreement. These books of account shall be kept at LICENSEE's, AFFILIATE's or SUBLICENSEE's principal place of business.
These books and supporting data shall be open at all reasonable times, upon ten (10) calendar days written notice, for a period of five (5) years following the end of the calendar year to which they pertain, to the inspection by BYU or its agents for the purpose of verifying LICENSEE's royalty statements or other compliance with this Agreement. In the event that any such inspection reveals any underpayment of royalties by LICENSEE, LICENSEE shall immediately rectify such underpayment, reimburse BYU for the cost of such inspection, and shall pay the penalty and interest amounts as identified in Section 8.4 of this Agreement.

     7.2 LICENSEE, within thirty (30) days after the last day of each full calendar quarter subsequent to the effective date of this Agreement, shall deliver to BYU an accurate written report summarizing in sufficient detail to allow BYU to verify all payment amounts, the data used during the preceding three-month period under this Agreement to calculate the payments due to BYU during the applicable accounting period. These records and reports shall include at least the following information for the accounting period:

          A. Calculation of ADJUSTED GROSS SALES itemized as to the number and the identity of the LICENSED PRODUCTS or PROCESSES sold.

          B. All qualifying deductible costs claimed as offsets as applicable.

          C.   Total royalties due broken down by applicable category.


                                     8

          D.   Pass through royalty amounts.

          E. Names and address of all AFFILIATES and SUBLICENSEES and full reports from them complying with the reporting requirements of Section 8.2 A-D.

     7.3 With each such report submitted, LICENSEE shall pay to BYU all fees, royalties and all other amounts due, payable and arising pursuant to this Agreement. If no amounts shall be due, LICENSEE shall so report.

     7.4 The remittance of all earned and pass through royalties payable on ADJUSTED GROSS SALES outside the United States will be payable to BYU in United States Dollars at the official rate of exchange (as published in the Wall Street Journal) of the currency of the country from which the royalties are payable for the closing rate for the last business day of the calendar quarter in which the royalties are payable.

     7.5 Where royalties are due for ADJUSTED GROSS SALES in a country where by reason of currency regulations of any kind or taxes of any kind it is impossible to make royalty payments for that country's sales, said royalties shall be deposited in whatever currency is allowable for the benefit or credit of BYU in any accredited bank in that country as shall be acceptable to BYU.

     7.6 A penalty will be assessed in an amount equal to three percent (3%) of any payment due to BYU arising out of this Agreement if the payment is made more than thirty (30) days late. Interest will accrue from the thirtieth day after the payment was due at a rate of eighteen percent (18%) per annum and the interest payment shall be due and payable every thirty
(30) days thereafter. Any unpaid interest or penalty shall be compounded monthly at the rate of eighteen percent (18%) per annum.

     7.7 LICENSEE shall cause an independent auditor to deliver to BYU a certified report which shall verify the accuracy of the quarterly reports
required in Section 8 on or before ninety    (90) days after end of
LICENSEE's first full fiscal year following the effective date of this Agreement and each year thereafter.

     7.8 All amounts payable to BYU under this Agreement shall be paid without any deduction or set-off whatsoever, and are exclusive of all taxes, levies, or similar government charges, however designated, including penalties and interest ("taxes") imposed by any jurisdiction, including but not limited to those taxes based on gross revenue, payments under this Agreement, or otherwise. If any such taxes are required to be withheld, LICENSEE shall pay an amount such that the net amount after withholding of taxes shall equal the amount that would have been otherwise payable under this Agreement. LICENSEE agrees to pay all taxes which are properly payable or to provide BYU with a certificate of exemption, acceptable to the appropriate taxing authority, with respect to any unpaid taxes. LICENSEE will provide BYU with official tax receipts or other acceptable evidence of the payment of any tax required to be withheld on behalf of BYU pursuant to this Agreement, and will provide reasonable assistance as may be requested by BYU in order to permit it to claim U.S. foreign tax credits.



                                     9

8    Confidentiality

     8.1 LICENSEE agrees, that as LICENSEE receives material provided by BYU which is marked as confidential, or is verbally so designated and confirmed in writing by BYU within thirty (30) days of the receipt of the materials by LICENSEE, or which LICENSEE would at the time of disclosure reasonably understand under the circumstances to be considered by BYU to be confidential, LICENSEE shall take reasonable precautions to protect such material and to preserve its confidential, proprietary or trade secret status during the term of this Agreement and for a period of five (5) years after termination of this Agreement.

     8.2 In determining whether or not information is confidential, the burden of proof shall be upon LICENSEE to establish by competent proof and by preponderance of the evidence that such information to be nonconfidential was:

          A. Already known to LICENSEE at the time of disclosure by BYU, or

          B. Was generally available to the public or otherwise part of the public domain at the time of its disclosure to LICENSEE, or

          C. Became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of LICENSEE in breach of this Agreement, or

          D. Was subsequently, lawfully disclosed to LICENSEE by a third party.

     8.3 LICENSEE may disclose BYU's confidential information only to the extent it is authorized in writing to do so by BYU and such disclosure is reasonably necessary to further the objectives of this Agreement.

     8.4 All of LICENSEE's and SUBLICENSEE's employees and independent contractors with access to BYU's confidential information shall be bound in writing, copies of which shall be retained by LICENSEE and submitted to BYU upon request of BYU, to make no unauthorized use or disclosure of the confidential information. The form of the writing to be signed is described on attached Exhibit "C", which is incorporated by reference into this Agreement.

     8.5 LICENSEE agrees that a breach of its obligation to protect BYU's confidential information shall cause immediate and irreparable harm to BYU which cannot be adequately compensated by monetary damages. Accordingly, any breach or threatened breach of confidentiality shall entitle BYU to preliminary and permanent injunctive relief in addition to such remedies as may be otherwise available to BYU.



                                     10

9    SEPARATE SERVICE AGREEMENT

     If BYU shall agree to supply technical and engineering services beyond those reasonably required to effectively transfer to LICENSEE the LICENSED TECHNOLOGY licensed herein, LICENSEE shall reimburse BYU for its expenses incurred in furnishing such technical and engineering services pursuant to the terms and conditions of a separate written agreement.

10   EXPORT CONTROLS

     It is understood that the LICENSED TECHNOLOGY may be subject to United States laws and regulations controlling the export of technical data, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and LICENSEE's obligations under this Agreement may be contingent upon compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agent of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. BYU neither represents that a license shall not be required nor that, if required, it shall be issued. LICENSEE shall observe and obey all export laws in countries in which it shall do business.

11   PATENT MARKING NOTICE

     LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers and notices. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

12   PATENT PROSECUTION AND MAINTENANCE

     12.1 BYU shall use its best efforts to apply for, seek prompt issuance of, and maintain during the term of this Agreement any patent and/or copyright rights to properly patentable or copyrightable INTELLECTUAL PROPERTY set forth in Exhibit B or to any residuals, derivatives, enhancements and modifications. BYU shall diligently prosecute, file, perfect and maintain all such patent or copyright rights, patents or applications utilizing legal counsel of its choice. LICENSEE shall cooperate with BYU in such prosecution, filing and maintenance.

     12.2 Payment of all fees and costs relating to the filing, prosecution, perfection and maintenance of the patent and copyright rights, both domestic and foreign, shall be reimbursed by LICENSEE to BYU, as such fees and costs are incurred after the date of this Agreement.



                                     11

     12.3 LICENSEE SHALL HAVE NO CLAIM OR DAMAGES AGAINST BYU, ITS PERSONNEL, TRUSTEES OR STUDENTS FOR FAILURE TO PERFORM ITS OBLIGATIONS PURSUANT TO SECTION 13 OF THIS AGREEMENT, AND SHALL NOT CONSIDER BYU'S FAILURE TO SO PERFORM A BREACH OF THIS AGREEMENT.

13   INFRINGEMENT

     13.1 LICENSEE shall inform BYU promptly in writing of any alleged infringement or misuse of the intellectual property rights subject of this Agreement by a third party and of any available evidence of such infringement or misuse.

     13.2 During the term of this Agreement, BYU shall have the right, but shall not be obligated, to prosecute at its own expense any infringements or misuse and, in furtherance of such right, LICENSEE agrees that BYU may require LICENSEE to participate as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced solely by BYU shall be paid by BYU and BYU shall be entitled to retain any recovery or damages arising from the infringement or misuse.

     13.3 If within sixty (60) days after having been notified of any alleged misuse or infringement, BYU does not intend on prosecuting an infringement action, BYU shall notify LICENSEE of its intention not to bring suit. In such event only, LICENSEE shall have the right, at its own expense, to prosecute a suit to remedy the infringement or misuse of the intellectual property rights subject of this Agreement. LICENSEE may, for such purposes, use the name of BYU as party plaintiff. However, the right to bring an infringement action shall remain only for so long as this Agreement remains in effect. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the express written consent of BYU, which consent shall not be unreasonably withheld. LICENSEE shall indemnify BYU against any order or settlement for costs or attorneys' fees that may be made against BYU in such proceedings prosecuted by LICENSEE.

     13.4 In the event that LICENSEE shall undertake the enforcement of intellectual property rights by litigation, LICENSEE may withhold up to 50% of any royalty payment otherwise due BYU and apply the same toward reimbursement of a cumulative maximum of fifty percent (50%) of its reasonable and paid outside attorneys fees, court costs and fees of expert witnesses. Any recovery of damages by LICENSEE for such suit shall be applied first to satisfaction of any unreimbursed litigation expenses and legal fees of LICENSEE relating to the suit and next toward reimbursement of BYU for any royalties withheld and outside costs incurred in support of LICENSEE's action. The balance remaining from any such recovery shall be divided equally between LICENSEE and BYU.

     13.5 In the event that a declaratory judgment or other action alleging unlawful infringement of any intellectual property rights of a third party is brought against LICENSEE, BYU, at its sole option, shall have the right within thirty (30) days after the commencement of such action to intervene and assume the sole defense of the action at its own expense. Should BYU elect not to defend, LICENSEE shall have the right to defend the suit at its sole expense.



                                     12

     13.6 If a third party is successful in prevailing against LICENSEE in an adjudicated lawsuit demonstrating that the LICENSED TECHNOLOGY as delivered to LICENSEE by BYU unlawfully infringed upon such third party's intellectual property rights, LICENSEE shall be entitled to offset against future earned royalties the full amount of LICENSEE's court costs, attorney fees and damages awarded.

     13.7 In any infringement suit, the other party shall, at the request and expense of the party initiating the suit, cooperate in all respects and, to the extent possible, make its employees reasonably available to testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

14   WARRANTY AND LIMITATION OF REMEDY

     14.1 BYU represents and warrants that to the best of its knowledge it is the owner of the entire right, title, and interest in and to and has the sole right to grant bailments and licenses under this Agreement to the BIOLOGICAL MATERIAL and the LICENSED TECHNOLOGY as described on Exhibits "A" and "B"respectively. BYU makes no warranty or representation with respect to the application of the BIOLOGICAL MATERIAL or LICENSED TECHNOLOGY to any particular purpose.

     14.2 BYU makes no representation that the manufacture, use, lease, or sale of the LICENSED TECHNOLOGY will not infringe a patent granted to others, other than to state that it knows of no such patent or other proprietary interests which would be so infringed.

     14.3 Each party represents and warrants to the other that it has all of the requisite power and authority to enter into this Agreement and to perform each and every term, provision and obligation of this Agreement and that neither the execution nor delivery of this Agreement will conflict with or result in a breach of the terms, provisions or obligations of, or constitute a default pursuant to any other Agreement or instrument under which each party is obligated.

     14.4 ALL WARRANTIES MADE IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY WHETHER EXPRESS OR IMPLIED.

     14.5 BYU will not be liable for any loss of profits or for any claim or demand against LICENSEE by any other party. BYU's liability, if any, for any damages to LICENSEE shall not exceed in any event the total earned royalties which have been paid by LICENSEE to BYU during the term of this Agreement. IN NO EVENT WILL BYU BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF BYU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of the transaction subject of this Agreement may be brought against BYU more than one year after the cause of action is discovered.



                                     13

15   PRODUCT LIABILITY AND GENERAL INDEMNIFICATION

     15.1 BYU does not warrant the effectiveness or operation of any of the LICENSED PRODUCTS or LICENSED PROCESSES and the parties to this Agreement agree and understand that BYU shall have no liability to an END USER. LICENSEE, therefore, agrees to hold BYU harmless and indemnify BYU, its trustees, officers, employees and agents from and against any and all litigation, claims, damages or actions (including reasonable attorneys' fees) that may be instituted against BYU arising out of LICENSEE's marketing, distribution, sale, production, manufacture, lease, consumption or advertisement of the LICENSED TECHNOLOGY, LICENSED PRODUCTS or LICENSED PROCESSES or arising from any obligation of LICENSEE under this Agreement, including, but not limited to, claims resulting from any alleged type of defect in the LICENSED PRODUCTS or LICENSED PROCESSES or damages allegedly caused by any breach of contract by LICENSEE, its AFFILIATES or SUBLICENSEES or the use or misuse of the LICENSED PRODUCTS and LICENSED PROCESSES, notwithstanding any third-party allegation that their claims, injuries or damages were proximately caused in part or wholly by BYU's negligence. In the event BYU is sued as a party defendant or otherwise pursuant to claims identified in this Section as being subject to indemnification, LICENSEE agrees to defend BYU at LICENSEE's sole expense in such action. Should any award or decree be made against BYU, it shall be the obligation of LICENSEE to (a) appeal the decision and pay if the appeal is lost or (b) pay such award or make any settlement as may be warranted before or after the decision on appeal. BYU may, at its own option, conduct its own defense in such actions and all expenses and attorneys' fees for such defense shall be paid by LICENSEE.

     15.2 LICENSEE shall immediately notify BYU of any litigation in which it, its officers or its directors, agents or employees may be involved if there is a reasonable possibility that this Agreement or BYU will be affected and afford BYU reasonable cooperation should BYU elect to make its own defense.

16   TERM AND TERMINATION

     16.1 Subject to earlier termination in accordance with this Section 16, this Agreement shall commence on the effective date of this Agreement and remain in force for a period of five (5) years. This Agreement may be extended for additional periods of five (5) years upon notification from LICENSEE to BYU.

     16.2 The Agreement may be terminated without prior notice by BYU at its election in the event of the occurrence of any one of the following circumstances:

          A. In the event LICENSEE is placed in the hands of a receiver or makes a general assignment for the benefit of creditors; or


                                     14

          B. In the event that substantial assets of LICENSEE or its successor-in-interest are seized or attached in conjunction with any action brought against it by a third party creditor.

     16.3 This Agreement may be terminated effective upon thirty (30) days written notice from BYU and the failure of LICENSEE to cure any breach or default prior to the expiration of the thirty (30) day notice period in any of the following circumstances:

          A. In the event LICENSEE becomes insolvent or shall cease to carry on its business in the normal course; or

          B. In the event there is a transfer or sale of LICENSEE's business purporting to transfer or assign this Agreement or LICENSED TECHNOLOGY without the prior express written consent of BYU; or

          C. Disclosure of confidential information in violation of the confidentiality provisions of this agreement; or

          D. In the event that BYU reasonably determines that LICENSEE does not have the financial ability to perform the terms of this Agreement.

     16.4 In the case of breach or default arising from LICENSEE's failure to pay BYU royalties or other costs or expenses pursuant to the Agreement when due and payable, failure to complete the performance requirements of
Section 5 of this Agreement or from any other material breach or default of this Agreement other than those described in Section 16.3 and Section 16.2, BYU shall have the right to terminate this Agreement upon thirty (30) days notice to LICENSEE. Termination shall become effective upon the failure of LICENSEE to cure such breach or default.

     16.5 Upon termination of this Agreement, for any reason, the parties shall not be released from any obligation that has matured prior to the
effective date of the termination.   LICENSEE may, however, after the
effective date of such termination, sell all LICENSED PRODUCTS and complete LICENSED PROCESSES in its inventory or in process as of the time of such termination, provided that LICENSEE shall pay to BYU the royalties and other consideration on these products as required by this Agreement and shall submit the reports as required.

     16.6 Upon the termination of this Agreement, any SUBLICENSEE which has not breached in any material way its sublicense agreement may be granted the right to receive a license directly from BYU, at BYU's sole discretion, granting license rights to the LICENSED TECHNOLOGY.

     16.7 Upon the termination of this Agreement, LICENSEE shall return to BYU all of BYU's BIOLOGICAL MATERIAL; and all equipment, enhancements and all other materials, documents and information as may have been provided by BYU pursuant to this Agreement, which contain information which is confidential or proprietary to BYU and shall grant back to BYU all of LICENSEE's right, title and interest to all IMPROVEMENTS, with applicable documentation, made by LICENSEE in relation to the LICENSED TECHNOLOGY.


                                     15

     16.8 Nothing herein shall be construed to limit BYU's legal or equitable remedies in the event of a default by LICENSEE and/or subsequent termination of this Agreement by BYU.

17   NEGOTIATIONS, MEDIATION AND ARBITRATION

     17.1 With respect to any and all claims, disputes or controversies arising out of the performance of or in connection with this Agreement, except with respect to enforcement of the LICENSEE's obligations to pay royalties and fees for which BYU may seek any legal or equitable remedy available through a court of competent jurisdiction, the parties agree to attempt in good faith to resolve those claims, disputes or controversies by negotiations between the parties. In the event either party believes the negotiation discussions are likely not to result in settlement, the parties must, in good faith, participate in mediation sessions with a professional mediator to be mutually selected by the parties and the expense of which is to be paid fifty percent (50%) by each party. In the event, after one or more mediation sessions, either party believes the mediation process is not likely to resolve the dispute by mutual agreement, the dispute shall be resolved by final and binding arbitration in Provo, Utah. Each party shall choose one arbitrator and these two arbitrators shall in turn select a third arbitrator, which three arbitrators shall constitute the arbitration panel. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of Utah or in the United States District Court for the District of Utah in which jurisdiction for such purposes BYU and LICENSEE hereby irrevocably consent and submit. The arbitration proceedings shall be conducted in all matters not specifically identified in this Agreement pursuant to the rules of the American Arbitration Association, unless otherwise expressly agreed in writing by the parties. Each party shall bear its own costs.

     17.2 Claims, disputes or controversies concerning the validity, construction or effect of any patent subject of this License Agreement shall be resolved in any court having competent jurisdiction.

     17.3 In the event in any arbitration proceeding any issue shall arise concerning the validity, construction or effect of any patent licensed, the arbitrator shall assume the validity of all claims as set forth in the patent. Except with reference to a prior determination by a court of competent jurisdiction, neither party shall raise any issue concerning the validity, construction or effect of any patent licensed under this Agreement in any arbitration proceeding, in any proceeding to enforce the arbitration award or in any proceeding arising out of such arbitration award.



                                     16

     17.4 Nothing in this Section shall be construed to waive any rights of timely performance of any obligation existing under the Agreement.

18   LICENSEE ASSIGNMENT

     Neither this Agreement nor the LICENSED TECHNOLOGY is assignable by LICENSEE without the express written consent of BYU, which shall not be unreasonably withheld. Any attempt to make such an assignment without BYU's written consent may be voided at the election of BYU. LICENSEE agrees that in the event BYU elects to void an unauthorized assignment that BYU will have suffered immediate and irreparable damage and shall be entitled to immediate injunctive relief. In the event BYU does not elect to void an unauthorized assignment, LICENSEE agrees that the assignee will be treated in all respects as an AFFILIATE for purposes of this Agreement. Nothing in this provision may be construed to preclude BYU from initiating an independent action against the assignee of the unauthorized assignment or to otherwise pursue other legal or equitable remedies against LICENSEE, the assignee or both.

19   NON USE OF BYU NAME

     LICENSEE shall not use the name of Brigham Young University nor of any of its employees, nor any adaptation thereof, in any advertisement, promotion or sales literature without the express prior written consent from BYU in each case, except that LICENSEE may state that it is licensed by BYU.

20   PUBLICATION

     BYU shall have the right to publish any academic paper, article or learned treatise and make public disclosure at professional meetings or seminars regarding any portion of the LICENSED TECHNOLOGY which has been or may be invented, conceived or developed by BYU.

21   PAYMENT, NOTICES AND OTHER COMMUNICATIONS

     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent by certified first-class mail, postage prepaid, addressed to the receiving party at its address designated below or such address as shall be designated by written notice given to the other party.

     BYU:           Technology Transfer Office
                    A-285 ASB
                    Brigham Young University
                    P.O. Box 21231
                    Provo, Utah  84602-1231
                    (801) 378-6266


                                     17

     LICENSEE:      BioPulse International, Inc.
                    10421 South Jordan Gateway, Suite 500
                    South Jordan, Utah 84095
                    (801) 523-0101


22   MISCELLANEOUS PROVISIONS

     22.1 Independence of Parties. BYU and LICENSEE are independent parties engaged in independent business and neither party nor any respective agent or employee of either party shall be regarded as an agent or an employee of the other. Nothing in this Agreement shall be construed as reserving to either party the right to control the other in the conduct of its business, nor shall either party have the authority to make any promise, guarantee, warranty or reservation which will create any obligation or liability whether express or implied on behalf of the other.

     22.2 Attorneys' Fees. In the event a suit or an arbitration proceeding is commenced to construe or enforce any provision of this Agreement, the prevailing party, in addition to all other amounts to which such party may be entitled, shall be paid by the other party a reasonable sum for attorneys' fees, expert witness fees and reasonable costs related to the dispute resolution.

     22.3 Waiver. No waiver by either party, whether express or implied, of any provisions of this Agreement or of any breach or default of either party, shall constitute a continuing waiver of such provision or a wavier of any other provisions of this Agreement.

     22.4 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah. Venue for any legal disputes shall be in Utah County, Utah.

     22.5 Partial Invalidity. Should any Section or any part of a Section of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining Sections and Subsections shall not be affected by the invalidity of any other part of the Agreement.

     22.6 Force Majeure. Neither party to this Agreement shall be in default because of a delay or failure to perform which is not the result of the defaulting party's intentional or negligent acts or omissions, but results from causes beyond the reasonable control of such party such as acts of God, civil disobedience and war.

     22.7 Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the parties and supersedes all prior agreements and understandings with respect to the LICENSED TECHNOLOGY, whether written or oral. No modification or claimed waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by authorized representatives of the party against whom such modification or wavier was sought to be enforced.


                                     18

     22.8 Binding Effect. This License Agreement shall be binding upon and shall inure to the benefit of the successors, assigns and legal representatives of the parties.

     22.9 Headings. The paragraph and subparagraph headings contained in this Agreement are for convenience and reference only. They are not intended to define and limit the scope of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Agreement and it is effective this ______ day of ______________, 200___.


BRIGHAM YOUNG UNIVERSITY



-----------------------------------------              -----------------
By:  Gary R. Hooper                                     Date
     Associate Academic Vice President


LICENSEE


-----------------------------------------              -----------------
By:                                                     Date
Title:
       ----------------------------------





TT-4088
December 20, 2000


                                EXHIBIT "A"

                            BIOLOGICAL MATERIAL

                        THYMIDINE KINASE HYBRIDOMAS

     The BIOLOGICAL MATERIAL known as "Thymidine Kinase Hybridomas" consists of the following hybridoma cell line clones which produce anti-thymidine kinase monoclonal antibodies, including:

     1. The cell cultures which were deposited with the American Type Culture Collection in connection with filing the application for U.S. Patent Number 5,698,409:

          a.   KORG-1
          b.   KORG-2
          c.   KORG-5

     2. All cell culture lines existing in the laboratory of Dr. Kim O'Neill on the effective date of this Agreement which would fall within the scope of the claims of U.S. Patent Number 5,698,409. The following clones are perceived to be the most useful and will be delivered upon execution of the Agreement:

          a.  14F2G - IgG
                 b.  3G4 - IgM
                 c.  2E2 -IgM
                 d.  3F9-IgM
                 e.  8D12- IgM

     3. All cell culture lines which may be developed under the direction of Dr. Kim O'Neill in the future which would fall within the scope of the claims of U.S. Patent Number 5,698,409.

                    DESCRIPTION OF MONOCLONAL ANTIBODIES

Purification of the monoclonals.

    TK1 was purified using gel filtration and ion exchange from Raji cell extract. Mice were immunized at least three times using purified TK1 antigen.. The immune response to TK1 was assayed by ELISA with pure TK1. Mice with the highest antiserum titer in the previous boosts received an ultimate injection of 20 g of antigen by spleenic injection and were sacrificed 3 days later. Immune spleen cells were fused with SP2/0-Ag myeloma cells. Hybridomas surviving HAT selection were screened by ELISA and further screened by TK1 activity inhibition assay. Positive monoclonal clones were subcloned at least three times. After several fusions and cloning, seven stable hybrodoma cell lines against TK1 were successfully produced. Clone # 2 was isotyped and found to be IgG1 and clone # 5 was IgM. Positive IgG cell lines were named 14F2 IgG and 5G11. Positive IgM cell lines were named 3G4, 2E2, 3F9, 8D12, and 14F2 IgM.


                                     20

    Using direct ELISA immunoblotting the IgG Mabs were confirmed highly specific to human TK1. These results were further confirmed using TK1 activity inhibition assay, and immunohistochemistry. IgM Mabs were confirmed highly specific to human TK1 by direct ELISA and TK1 activity inhibition assay. Also linear correlations were obtained between TK1 concentrations and O.D. value at 450 nm in the sandwich ELISA (IgG coating and IgM chasing). The results of direct ELISA provided excellent correlations with the TK radioassay using serum samples.


1. Direct ELISA

            Supernatant from hybridoma cells was used as test sample and supernatant from SP2 (fusion partners) was used as the blank The TK source was purified TK1 from Raji cells. All of these supernatant were positive (over two times O.D. value more than the blank O.D. value at 450 nm).

IgG:         Blank       14F2 IgG   5G11
O.D. value   0.482       1.668      1.163

IgM:         Blank       2E2        3F9        3G4        8D12      14F2 IgM
O.D. value:  0.370       >2.5       >2.5       >2.5       >2.5      >2.5

These results were then confirmed using western blot.

2. Western Blotting (using 14F2 IgG)
Lane:        1           2          3             4              5
             Marker      Pure TK1   Raji extract  Hela extract    Serum


3. TK1 activity inhibition assay

     Mab's were collected from the supernatant of hybridoma cells. Control supernatant was collected in a similar manner from SP2 cells. TK extract was then combined with supernatant from hybridoma cells (containing the anti-TK1 antibodies) in ratios of 1:1, 1:4, 1:16, 1:32, and 1:64 to make 120 l samples. Controls were made according to the same ratios using TK extract and supernatant from SP2 cells. The results show the test sample TK1 activity expressed as a percentage of the control sample TK1 activity.


                                     21

4. Immunohistology (using 14F2 IgG and 5G11)

     Serum starved (24hrs) TK-6 cells had low TK1 level (0.1532 + 0.0423 CPM/cell), but, high level in growing cells after serum addition (14 hr) (1.1154 + 0.3580). Using the Mab' s it was possible to demonstrate that proliferating TK-6 cells (High in TK1) were clearly stained but not resting cells (Low TK1).

5. Sandwich assay

     30 g 14F2 IgG or 5G11 was coated into wells. After washing, 3% BSA was used to block. Then, pure TK1 was added into wells in different concentrations and incubated. After washing, chasing IgM Mabs (2E2, 3F9, or 3G4) were added into wells to incubate. After washing, anti-mouse IgM antibodies conjugated with HRP were added into the wells to incubate. After washing, TMB was added to develop the color. Finally, after 1M H2SO4 to stop color development, O.D. values were measured at 450 nm.


6. Correlation  between TK assay and ELISA in serum samples

     Serum samples diluted in PBS to a final concentration of 200 g/ml were coated into wells to incubate. After washing, 3% BSA was added into each well to block. After washing, anti-TK1 Mab (14F2 IgG 20 g/ml) was added into wells to incubate. After washing, anti-mouse IgG antibodies conjugated with HRP was added into wells to incubate. After washing, TMB was added to develop color. Finally, after 1M H2SO4 to stop color development, O.D. values were measured at 450 nm.

     TK1 activities were also detected by TK assay.




                                     22

                      Serum Starved, Non-Growing Cells

Picture included on paper copy


                    Actively Growing and Dividing Cells

Picture included on paper copy
                                     23

                                EXHIBIT "B"

                            LICENSED TECHNOLOGY

                   THYMIDINE KINASE ISOENZYME DIAGNOSTICS

     The LICENSED TECHNOLOGY includes U.S. patent number 5,698,409, "Monoclonal Antibodies to Thymidine Kinase-1 and Uses in Diagnostic and Therapeutic Applications" all foreign counterparts thereof (including but not limited to Australian patent number 675,872, "Monoclonal Antibodies to Thymidine Kinase Isozymes" and patent applications pending in Canada and the European Patent Office), as well as all continuations, continuations-in-part, divisions and renewals thereof, all patents which may be granted thereon, and all reissues, reexaminations, extensions, patents of addition, improvement patents and patents of importation thereof; and trade secrets; and know-how which trade secrets and know-how are in existence upon the effective date of the Agreement.






TT-4088


                                EXHIBIT "C"

            NON-DISCLOSURE OF CONFIDENTIAL INFORMATION AGREEMENT


     This Agreement is entered into between __________________________, a _______________ corporation with its principal place of business located at
_______________________________________________________________________
(referred to in this Agreement as "Licensee") and ______________________________________, an employee or contractor of
Licensee (referred to in this Agreement as "Disclosee").


     Licensee and Disclosee agree that they are voluntarily entering into this Agreement for the express benefit of Brigham Young University, a Utah nonprofit corporation and educational institution with its principal campus and place of business located at Provo, Utah 84602 (referred to in this Agreement as "BYU") and further agree to abide by the terms of this Agreement as follows:

                                  RECITALS
                                  --------
     1. BYU is the sole owner of certain intellectual property rights known as _____________________________________________________ and has
entered into an Exclusive License Agreement (referred to in this Agreement as the "License Agreement") with Licensee to allow for its development and commercialization.

     2. Disclosee is an employee or contractor employed by or doing work for hire for Licensee.

     3. Pursuant to the License Agreement, Licensee will receive material and information from BYU which is confidential or proprietary to BYU and Licensee has agreed with BYU to take reasonable precautions to preserve the confidential or proprietary status of this material and information during the term of the License Agreement and for a period of five (5) years after termination of the License Agreement.

     4. Licensee has also agreed with BYU that all of its employees and independent contractors with access to BYU's confidential or proprietary information will be bound in writing to make no unauthorized use or disclosure of the confidential information. The purpose of this Agreement is to affect compliance with Licensee's obligation to protect BYU's confidential information.



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
1.   Definitions
     -----------
     1.1 "Licensed Technology" means and includes all of BYU's technology and intellectual property referred to in this Agreement as ____________________ and related enhancements generated at BYU or improvements developed by Licensee as specifically identified on Exhibit "C" to the License Agreement which exhibit is incorporated by reference and made a part of this Agreement.

     1.2 "Confidential Information" shall mean and include all material and information provided by BYU to Licensee which is marked as confidential, or is verbally so designated and confirmed in writing by BYU within thirty (30) days of receipt of the materials or information by Licensee, or which Licensee would at the time of disclosure reasonably understand under the circumstances to be considered by BYU to be confidential, proprietary or to constitute a trade secret.

2.   Disclosure and Acknowledgment
     -----------------------------
     2.1 The parties acknowledge that, from time to time during the term of the License Agreement between BYU and Licensee, it may be necessary for Confidential Information to be disclosed by BYU to Licensee and from BYU or Licensee to Disclosee. The parties acknowledge the provisions of this Agreement are necessary to protect the confidentiality, value, and secrecy of BYU's Confidential Information concerning the Licensed Technology and to protect BYU's patent and ownership rights to the Licensed Technology.

     2.2 Nothing in this Agreement shall be construed as conferring upon Disclosee by implication, estoppel, or otherwise any right, title or interest in, or any license under, any Licensed Technology, intellectual property, patent or trade secret now or subsequently owned by BYU.

     2.3 Disclosee agrees to take all precautions reasonably necessary to maintain the confidential nature of the Confidential Information disclosed to him or her by BYU or Licensee or otherwise obtained by him or her in connection with any dealings with BYU or Licensee.



                                     26
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
3.   Use of Confidential Information
     -------------------------------
     Disclosee agrees as follows:
     3.1 Not to use the Confidential Information on his or her own behalf or on the behalf of others and to hold in trust for BYU the Confidential Information and any related information, test data, and benefits which arise during the course of employment or work for hire with Licensee.

     3.2 Not to copy, duplicate or in any way record any Confidential Information disclosed to him or her under the terms of this Agreement.

     3.3 That all ideas, developments, inventions, or improvements relating to the Confidential Information which are discovered by Disclosee or which Disclosee and others conceive during the term of this Agreement shall be promptly disclosed to Licensee and to BYU.

     3.4 That all such ideas, developments or inventions shall be the sole property of BYU and Licensee subject to the terms of the License Agreement and to irrevocably assign, transfer and set over to BYU and Licensee all rights, title and interest in and to all such ideas, developments or inventions, regardless of whether they may or may not be patentable, as directed by the License Agreement.

     3.5 To execute, acknowledge and deliver any and all documents, instruments and papers and to do any and all other things that may be deemed to be reasonably necessary by BYU and/or Licensee to carry out the provisions of Section 3 of this Agreement.

     3.6 To render all reasonable assistance to BYU and Licensee in preparing copyrights or patent applications and in protecting the rights of BYU and/or Licensee and/or their designees in and to any matter which BYU and/or Licensee desire to protect under any patent or copyright laws of this or any other country.

     3.7 In the event that BYU and/or Licensee is unable, after reasonable effort, to secure Disclosee's signature on any document or documents needed to apply for or prosecute any patent, copyright or other right or protection relating to any idea or invention, whether because of Disclosee's physical or mental incapacity or for any other reason whatever, Disclosee hereby irrevocably designates and appoints BYU and its duly authorized officers and agents as attorney-in-fact to act in Disclosee's behalf and stead to execute and file any required documents, and to do all other lawfully permitted acts to further prosecution and issuance of patents, copyrights or other similar protections with the same legal force and effect as if executed by Disclosee.


                                     27
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
4.   Term and Termination
     --------------------
     4.1 Disclosee's obligation of confidence, nondisclosure and non-use pursuant to this Agreement shall be effective for a period of the term of the License Agreement and for a period of five (5) years after termination of the License Agreement provided, however, that Disclosee shall have no obligation of confidence, nondisclosure or non-use with respect to information:
     4.1.1 Already known to Disclosee at the time of the disclosure by BYU to Licensee; or
     4.1.2 Was generally available to the public or otherwise part of the public domain at the time of disclosure from BYU to Licensee; or
     4.1.3 Became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Licensee or Disclosee in breach of the License Agreement or of this Agreement; or
     4.1.4 Was subsequently and lawfully disclosed to Licensee or Disclosee by a third party.
     4.1.5 Notwithstanding the above subparts of Section 4 of this Agreement, information shall not be considered to be generally known to the public or in the trade if, in order to acquire such information from publicly available sources, Disclosee used Confidential Information to guide him or her in reviewing such sources or to select therefrom a series of unconnected items which may be fit together to match the Confidential Information first learned from BYU and/or Licensee.
     4.2 Upon termination of the License Agreement or at the conclusion of Disclosee's employment relationship with Licensee, or at any time upon receiving written request from BYU or Licensee, Disclosee shall return all Confidential Information as well as any and all blueprints, drawings, diagrams, manuals, memoranda, notes, records, books, files, software, data, instruments, paper or any other documents or things pertaining to the Confidential Information and any copies, summaries or compilation of such.

5.   Miscellaneous
     -------------
     5.1 In the event Disclosee is in breach of any of its obligations pursuant to this Agreement, both BYU and Licensee shall have the right and standing, in addition to any other remedies available to them at law or in equity, to preliminary injunctive relief to enforce the obligation of confidence hereunder until such time as a final adjudication by a court of competent jurisdiction is secured.


                                     28
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
     5.2 In the event a suit is commenced to enforce any obligations of this Agreement, the prevailing party, in addition to any other amounts or remedies to which it may be entitled, shall be paid by the non-prevailing party a reasonable sum for attorneys fees and reasonable costs related to the dispute resolution.
     5.3 This Agreement is subject to and shall be interpreted under the laws of the State of Utah and the venue for any dispute resolution shall be in the State of Utah, County of Utah in the State District Court to which jurisdiction the parties to this Agreement irrevocably consent.
     5.4 The parties to this Agreement agree that this Agreement is made and entered into for the benefit of BYU and that BYU is a third party beneficiary to this Agreement and has standing to enforce the terms of this Agreement and to avail itself of all other equitable and legal remedies allowable by law as if it were a direct party to this Agreement.
     5.6 This Agreement is divisible and separable so that if any provision or provisions shall be held invalid, such holding shall not impair the remaining provisions.
     5.5 This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior agreements and understandings with respect to the subject matter, whether written or oral.

     IN WITNESS WHEREOF, the parties have entered into this Agreement and it is effective as of the __________ day of ____________________, 200__.


LICENSEE:

By:_________________________________
Its:_________________________________
Date:_______________________________


DISCLOSEE:

Name:______________________________
Date:_______________________________




TT-4088

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